Rare Medium Group, Inc.                        Contact:
44 W. 18th St., 6th Floor                      Craig Chesser
New York, New York  10011                      Senior Vice President, Finance
                                                 & Treasurer
                                               646-638-1306
                                               info@raremedium.com

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 RARE MEDIUM ANNOUNCES RECORD DATE FOR ITS SPECIAL MEETING AND RIGHTS OFFERING

New York, NY May 13, 2002 - Rare Medium Group, Inc. (NASDAQ: RRRR) announced today that its Board of Directors has fixed May 16, 2002 as the record date for the special meeting of stockholders to consider and vote on proposals to approve the previously announced one for ten reverse stock split, the rights offering for the purchase of additional shares of the Company's common stock and the exchange, from time to time, of shares of the Company's non-voting common stock for shares of the Company's voting common stock.

Stockholders of record at close of business on May 16, 2002 will also receive rights to purchase additional shares of common stock in the rights offering.

The Company will send to stockholders of record a definitive proxy statement as well as a registration statement/prospectus which will contain important information about the special meeting and the proposals. Stockholders are urged to read both the proxy statement and the registration statement/prospectus when it becomes available.

The Company currently expects that the date of the special meeting will be on or about July 11, 2002.


                                    * * *


A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.